UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-1065431
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-163069

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

American Realty Capital New York Recovery REIT, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.01 par value per share, by reference to the “Description of Securities” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission (the “SEC”) on September 2, 2010 (Registration No. 333-163069) and all amendments to such registration statement subsequently filed with the SEC (together, the “Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of American Realty Capital New York Recovery REIT, Inc. (1)
3.2	By-laws of American Realty Capital New York Recovery REIT, Inc. (2)
3.3	Certificate of Correction of American Realty Capital New York Recovery REIT, Inc. filed November 8, 2011 (3)
3.4	Certificate of Correction of American Realty Capital New York Recovery REIT, Inc. filed January 23, 2012 (4)
10.1	Distribution Reinvestment Plan (5)
10.2	Company’s Restricted Share Plan (1)
10.3	Company’s Stock Option Plan (1)

(1)	Incorporated by reference to an exhibit to Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-163069) filed by the Registrant with the SEC on March 2, 2011.
(2)	Incorporated by reference to an exhibit to Registrant’s Registration Statement on Form S-11 (File No. 333-163069) filed by the Registrant with the SEC on November 12, 2009.
(3)	Incorporated by reference to an exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed by the Registrant with the SEC on November 14, 2011.
(4)	Incorporated by reference to an exhibit to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Registrant with the SEC on February 29, 2012.
(5)	Incorporated by reference to Appendix B to Registrant’s Prospectus Supplement (File No. 333-163069) filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act with the SEC on January 17, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 30th day of April, 2012.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)